Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:
Jason Fredette, Director, Investor Relations
(617) 219-1440

Government Properties Income Trust Announces 2014 First Quarter Results

Normalized FFO of $0.53 Per Share Despite Weather Related Challenges

Occupancy Increases to 95.1%

Property Acquisition/Disposition Updates

Newton, MA (April 30, 2014): Government Properties Income Trust (NYSE: GOV) today announced its financial results for the quarter ended March 31, 2014.

GOV President and Chief Operating Officer David Blackman made the following statement:

“GOV has increased its occupancy at properties in continuing operations for the eighth consecutive quarter. We also completed a previously disclosed acquisition and the sale of one of our properties held for sale. We were, however, disappointed that our first quarter net operating income was reduced by significant increases in utility expenses and snow removal costs due to the unusually severe winter weather experienced in many parts of the country.”

Results for the Quarter Ended March 31, 2014:

Normalized funds from operations, or Normalized FFO, for the quarter ended March 31, 2014 were $28.8 million, or $0.53 per share, compared to Normalized FFO for the quarter ended March 31, 2013 of $30.5 million, or $0.56 per share. Net income was $15.2 million, or $0.28 per share, for the quarter ended March 31, 2014 compared to $24.7 million, or $0.45 per share, for the quarter ended March 31, 2013. The weighted average number of common shares outstanding was 54.7 million and 54.6 million for the quarters ended March 31, 2014 and 2013, respectively. A reconciliation of net income determined according to U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, Normalized FFO and net operating income, or NOI, for the quarters ended March 31, 2014 and 2013 appears later in this press release.

Normalized FFO and net income for the quarter ended March 31, 2014 were negatively impacted by the $2.8 million, or 7.6%, decline in same property NOI compared to the quarter ended March 31, 2013. The majority of this decline was due to higher utility expenses and snow removal costs associated with the severe winter weather experienced in early 2014.

As of March 31, 2014, 95.1% of GOV’s rentable square feet from continuing operations was leased. This compares with 93.6% as of March 31, 2013 and 94.8% as of December 31, 2013.

GOV entered into lease renewals for 17,549 rentable square feet with government tenants during the quarter ended March 31, 2014, which had weighted average rental rates that were 35.9% above prior rents for the same space.  The weighted (by square feet)

average new lease term was 6.8 years. GOV also entered into new and renewal leases for 44,921 rentable square feet with non-government tenants during the quarter ended March 31, 2014, which had weighted average rental rates that were 12.4% below prior rents for the same space.  The weighted (by square feet) average lease term for these new and renewal leases with non-government tenants was 5.3 years. In aggregate, GOV entered new and renewal leases for 62,470 rentable square feet at a 2.3% roll down in rent.

Leasing capital commitments were $1.7 million, or $4.62 per square foot per year on weighted (by square feet) average lease terms of 5.7 years.

Recent Acquisition/Disposition Activities:

In March 2014, GOV acquired a previously disclosed office property located in Fairfax, VA with 83,130 rentable square feet.  This property is 100% leased to the U.S. Government for a weighted (by square feet) average remaining lease term of 4.0 years.  The purchase price was $19.8 million, including the assumption of $14.5 million of mortgage debt and excluding acquisition costs.

In addition, as previously disclosed, GOV entered into an agreement in December 2013 to acquire an office property consisting of two buildings located in Reston, VA with 406,388 rentable square feet. This property is 100% leased to the U.S. Government. The contract purchase price is $113.3 million, including the assumption of $83.0 million of mortgage debt and excluding acquisition costs. GOV expects to close this acquisition shortly after the mortgage assumption is approved by the lender.  This pending acquisition is subject to closing conditions; accordingly, GOV can provide no assurance that it will acquire this property or that this acquisition will not be delayed or that the terms will not change.

In February 2014, GOV sold an office property located in Phoenix, AZ with 97,145 rentable square feet for $5.0 million, excluding closing costs.  In April 2014, GOV entered an agreement to sell a property in Falls Church, VA with 164,746 rentable square feet and a net book value of $12.5 million at March 31, 2014.  The contract sales price is $16.5 million, excluding closing costs.  The closing of this sale is currently expected to occur in 2015 and is subject to certain conditions, including the purchaser obtaining certain zoning entitlements; accordingly, GOV can provide no assurance that it will sell this property or that this disposition will not be delayed or that the terms will not change.  In addition, GOV continues to market for sale one office property located in San Diego, CA with 94,272 rentable square feet and a net book value of $11.0 million at March 31, 2014.

Conference Call:

On Wednesday, April 30, 2014, at 1:00 p.m. Eastern Time, President and Chief Operating Officer David Blackman and Treasurer and Chief Financial Officer Mark Kleifges will host a conference call to discuss GOV’s first quarter 2014 results.

The conference call telephone number is (800) 230-1093.  Participants calling from outside the United States and Canada should dial (612) 288-0340.  No pass code is necessary to access the call from either number.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available through 11:59 p.m. Eastern Time on Wednesday, May 7, 2014.  To hear the replay, dial (320) 365-3844.  The replay pass code is 324738.  A live audio webcast of the conference call will also be available in a listen only mode on GOV’s website, at www.govreit.com.  Participants wanting to access the webcast should visit GOV’s website about five minutes before the call.  The archived webcast will be available for replay on GOV’s website following the call.

The transcription, recording and retransmission in any way of GOV’s first quarter conference call are strictly prohibited without the prior written consent of GOV.

Supplemental Data:

A copy of GOV’s First Quarter 2014 Supplemental Operating and Financial Data is available for download at GOV’s website, www.govreit.com. GOV’s website is not incorporated as part of this press release.

GOV is a real estate investment trust, or REIT, which primarily owns properties located throughout the United States that are majority leased to the U.S. Government and other government tenants.  GOV is headquartered in Newton, Massachusetts.

Please see the following pages for a more detailed statement of GOV’s operating results and financial condition and for an explanation of GOV’s calculation of FFO, Normalized FFO and NOI.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER GOV USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, OR SIMILAR EXPRESSIONS, GOV IS MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON GOV’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  GOV’S ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  FOR EXAMPLE:

•                  THIS PRESS RELEASE STATES THAT GOV HAS ENTERED INTO AN AGREEMENT TO PURCHASE A PROPERTY. THIS TRANSACTION IS SUBJECT TO CLOSING CONDITIONS.  THESE CONDITIONS MAY NOT BE MET.  AS A RESULT, THIS TRANSACTION MAY NOT OCCUR, MAY BE DELAYED OR ITS TERMS MAY CHANGE.

•                  THIS PRESS RELEASE STATES THAT GOV HAS ENTERED INTO AN AGREEMENT TO SELL A PROPERTY.  THIS TRANSACTION IS SUBJECT TO CLOSING CONDITIONS, INCLUDING THE PURCHASER OBTAINING CERTAIN ZONING ENTITLEMENTS. THESE CONDITIONS MAY NOT BE MET.  AS A RESULT, THIS TRANSACTION MAY NOT OCCUR, MAY BE DELAYED OR ITS TERMS MAY CHANGE.

•                  THIS PRESS RELEASE STATES THAT GOV IS CURRENTLY MARKETING FOR SALE A PROPERTY WITH A NET BOOK VALUE OF $11.0 MILLION AT MARCH 31, 2014.  AN IMPLICATION OF THIS STATEMENT MAY BE THAT GOV WILL SELL THIS PROPERTY FOR AT LEAST $11.0 MILLION. HOWEVER, GOV MAY NOT BE ABLE TO SELL THIS PROPERTY OR MAY SELL THIS PROPERTY AT AN AMOUNT THAT IS LESS THAN ITS CURRENT NET BOOK VALUE.

THE INFORMATION CONTAINED IN GOV’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING UNDER “RISK FACTORS” IN GOV’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE GOV’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN ITS FORWARD LOOKING STATEMENTS. GOV’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION ARE AVAILABLE ON ITS WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON GOV’S FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, GOV DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

(END)

Government Properties Income Trust

Condensed Consolidated Statements of Income

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2014	2013

Rental income	$59,820	$56,304

Expenses:
Real estate taxes	6,812	6,321
Utility expenses	5,696	3,849
Other operating expenses	11,041	9,321
Depreciation and amortization	15,427	13,326
Acquisition related costs	509	34
General and administrative	3,097	3,179
Total expenses	42,582	36,030

Operating income	17,238	20,274

Interest and other income	50	6
Interest expense (including net amortization of debt premiums and deferred financing fees of $330 and $331, respectively)	(4,527)	(4,147)
Income from continuing operations before income tax expense and equity in earnings (losses) of an investee	12,761	16,133
Income tax expense	(22)	(43)
Equity in earnings (losses) of an investee	(97)	76
Income from continuing operations	12,642	16,166
Income from discontinued operations	2,548	8,560
Net income	$15,190	$24,726

Weighted average common shares outstanding	54,725	54,645

Per common share:
Income from continuing operations	$0.23	$0.30
Income from discontinued operations	$0.05	$0.16
Net income	$0.28	$0.45

Government Properties Income Trust

Funds from Operations and Normalized Funds from Operations(1)

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2014	2013
Calculation of Funds from Operations (FFO) and Normalized FFO:
Net income	$15,190	$24,726
Plus: depreciation and amortization from continuing operations	15,427	13,326
Plus: depreciation and amortization from discontinued operations	—	414
Less: increase in carrying value of asset held for sale	(2,344)	—
Less: net gain on sale of properties from discontinued operations	—	(8,168)
FFO	28,273	30,298
Plus: acquisition related costs	509	34
Plus: estimated business management incentive fees(2)	—	180
Normalized FFO	$28,782	$30,512

Weighted average common shares outstanding	54,725	54,645

Per common share:
FFO	$0.52	$0.55
Normalized FFO	$0.53	$0.56

(1)             GOV calculates FFO and Normalized FFO as shown above. FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which is net income, calculated in accordance with GAAP, plus real estate depreciation and amortization, excluding excluding fair value adjustments of real estate assets held for sale and any gain or loss on sale of properties, as well as certain other adjustments currently not applicable to GOV. GOV’s calculation of Normalized FFO differs from NAREIT’s definition of FFO because GOV excludes acquisition related costs and estimated business management incentive fees. GOV considers FFO and Normalized FFO to be appropriate measures of operating performance for a REIT, along with net income, operating income and cash flow from operating activities. GOV believes that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO may facilitate a comparison of GOV’s operating performance between periods and with other REITs. FFO and Normalized FFO are among the factors considered by GOV’s Board of Trustees when determining the amount of distributions to its shareholders. Other factors include, but are not limited to, requirements to maintain GOV’s status as a REIT, limitations in its revolving credit facility and term loan agreements, the availability of debt and equity capital, GOV’s expectation of its future capital requirements and operating performance, and its expected needs and availability of cash to pay its obligations. FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, operating income or cash flow from operating activities, determined in accordance with GAAP, or as indicators of GOV’s financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of GOV’s needs. These measures should be considered in conjunction with net income, operating income and cash flow from operating activities as presented in GOV’s Condensed Consolidated Statements of Income and Comprehensive Income and Condensed Consolidated Statements of Cash Flows. Other REITs and real estate companies may calculate FFO and Normalized FFO differently than GOV does.

(2)             Amounts represent estimated incentive fees under GOV’s business management agreement payable in common shares after the end of each calendar year calculated: (i) prior to 2014 based upon increases in annual normalized funds from operations, and (ii) beginning in 2014 based on common share total return.  In calculating net income in accordance with GAAP, GOV recognizes estimated business management incentive fee expense, if any, each quarter.  Although GOV recognizes this expense each quarter for purposes of calculating net income, GOV does not include these amounts in the calculation of Normalized FFO until the fourth quarter, which is when the actual expense amount for the year is determined. Adjustments were made to prior period amounts to conform to the current period Normalized FFO presentation.

Government Properties Income Trust

Calculation and Reconciliation of Property Net Operating Income(1) (2)

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2014	2013

Calculation of NOI:
Rental income	$59,820	$56,304
Real estate taxes	(6,812)	(6,321)
Utility expenses	(5,696)	(3,849)
Other operating expenses	(11,041)	(9,321)
NOI	$36,271	$36,813

Reconciliation of NOI to Net Income:
NOI	$36,271	$36,813
Depreciation and amortization	(15,427)	(13,326)
Acquisition related costs	(509)	(34)
General and administrative	(3,097)	(3,179)
Operating income	17,238	20,274
Interest and other income	50	6
Interest expense	(4,527)	(4,147)
Income tax expense	(22)	(43)
Equity in earnings (losses) of an investee	(97)	76
Income from continuing operations	12,642	16,166
Income from discontinued operations	2,548	8,560
Net income	$15,190	$24,726

(1)             Excludes properties classified as discontinued operations.

(2)             GOV calculates NOI as shown above. GOV defines NOI as income from its rental of real estate less property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions. GOV considers NOI to be an appropriate supplemental measure to net income because it may help both investors and management to understand the operations of GOV’s properties. GOV uses NOI to evaluate individual and company wide property level performance, and GOV believes that NOI provides useful information to investors regarding its results of operations because it reflects only those income and expense items that are incurred at the property level and may facilitate comparisons of GOV’s operating performance between periods and with other REITs. The calculation of NOI excludes certain components of net income in order to provide results that are more closely related to GOV’s properties’ operations. NOI does not represent cash generated by operating activities in accordance with GAAP and should not be considered as an alternative to net income, operating income or cash flow from operating activities, determined in accordance with GAAP, or as an indicator of GOV’s financial performance or liquidity, nor is this measure necessarily indicative of sufficient cash flow to fund all of GOV’s needs. This measure should be considered in conjunction with net income, operating income and cash flow from operating activities as presented in GOV’s Condensed Consolidated Statements of Income and Comprehensive Income and Condensed Consolidated Statements of Cash Flows. Other REITs and real estate companies may calculate NOI differently than GOV does.

Government Properties Income Trust

Condensed Consolidated Balance Sheets

(amounts in thousands, except share data)

(unaudited)

	March 31,	December 31,
	2014	2013
ASSETS

Real estate properties:
Land	$246,649	$243,686
Buildings and improvements	1,341,443	1,324,876
	1,588,092	1,568,562
Accumulated depreciation	(196,360)	(187,635)
	1,391,732	1,380,927

Assets of discontinued operations	23,570	25,997
Acquired real estate leases, net	139,330	142,266
Cash and cash equivalents	2,979	7,663
Restricted cash	2,344	1,689
Rents receivable, net	31,519	33,350
Deferred leasing costs, net	11,432	11,618
Deferred financing costs, net	3,556	3,911
Other assets, net	23,018	25,031
Total assets	$1,629,480	$1,632,452

LIABILITIES AND SHAREHOLDERS’ EQUITY

Unsecured revolving credit facility	$150,500	$157,000
Unsecured term loan	350,000	350,000
Mortgage notes payable	104,615	90,727
Liabilities of discontinued operations	276	276
Accounts payable and accrued expenses	21,940	23,216
Due to related persons	2,420	2,474
Assumed real estate lease obligations, net	18,197	19,084
Total liabilities	647,948	642,777

Commitments and contingencies

Shareholders’ equity:
Common shares of beneficial interest, $.01 par value:
70,000,000 shares authorized, 54,728,393 and 54,722,018 shares issued and outstanding, respectively	547	547
Additional paid in capital	1,105,857	1,105,679
Cumulative net income	207,103	191,913
Cumulative other comprehensive income	68	49
Cumulative common distributions	(332,043)	(308,513)
Total shareholders’ equity	981,532	989,675

Total liabilities and shareholders’ equity	$1,629,480	$1,632,452